Exhibit 99.1
For financial inquiries:
Charlie Chen
(925) 236-6015
charles.chen@sybase.com
Lynne Farris
(925) 236-8797
lynne.farris@sybase.com
Alan Miller / Jennifer Shotwell
Innisfree M&A Incorporated
(212) 750-5833
For press inquiries:
Mark Wilson
(925) 236-4891
mark.wilson@sybase.com
Matthew Sherman / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com
ebrielmann@joelefrank.com
SYBASE COMMENTS ON ANNOUNCEMENT BY SANDELL ASSET MANAGEMENT
DUBLIN, Calif. — Dec. 28, 2007 — Sybase®, Inc. (NYSE: SY) today confirmed that it has received notice that Sandell Asset Management Corp. intends to nominate three individuals for election to the Board of Directors at the Company’s 2008 Annual Meeting of Stockholders. The Company’s Board Affairs Committee, which is comprised solely of independent directors, will review the nominations and make a recommendation to the full Board of Directors.
The Company issued the following statement:
Sybase’s Board of Directors and management team are committed to acting in the best interest of the Company and all Sybase stockholders. We have had an open dialogue with Sandell, as we do with all Sybase stockholders, since they first invested in our Company.
Sybase’s Board is actively engaged in the strategy of the Company and committed to building value for all stockholders. As part of its ongoing commitment to enhancing stockholder value, our Board regularly assesses, and closely monitors, the Company’s performance, strategic direction and alternatives. Our Board also regularly considers a range of strategies to continue to improve the Company’s operational and financial performance.
Sybase has a proven record of solid overall financial execution including, double-digit returns generated over the past three years through revenue growth, margin expansion, targeted accretive acquisitions, and stock repurchases. In the third quarter of 2007 alone, Sybase repurchased almost $33 million worth of its stock, and since 2004, Sybase has repurchased a total of $311 million of common stock.
Sybase welcomes the views and opinions of our stockholders with the shared goal of enhancing value for all Sybase stockholders.
Sybase noted that its Board currently is comprised of nine directors, eight of whom are independent. The Company has not yet scheduled its 2008 Annual Meeting of Stockholders.
About Sybase, Inc.
 Sybase is the largest global enterprise software company exclusively focused on managing and mobilizing information from the data center to the point of action. Sybase provides open, cross-platform solutions that securely deliver information anytime, anywhere, enabling customers to create an information edge. The world’s most critical data in commerce, finance, government, healthcare, and defense runs on Sybase. For more information, visit the Sybase Website at http://www.sybase.com.
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Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.
Sybase is a trademark of Sybase, Inc., or its subsidiaries. All other names may be trademarks of the companies with which they are associated.
Sybase and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sybase in connection with the nomination described herein. Information regarding the interests, if any, of these directors and executive officers in the nomination described herein will be included in any proxy statement filed by Sybase in connection with the nomination. In addition, Sybase files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from Sybase at www.sybase.com . Investors should read any proxy statement filed in connection with the nomination described herein carefully when it becomes available before making any voting or investment decision.